Exhibit 99.1

Contact: Drew Babin, CFA, CMA Head of Financial Strategy and Investor Relations Medical Properties Trust, Inc. (646) 884-9809 dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

Completed Approximately $5.5 Billion of Asset Monetization Transactions, Including February’s $2.5 Billion Senior Secured Notes Offering That Addresses All Debt Maturities Through 2026

Birmingham, AL – February 27, 2025 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the fourth quarter and full-year ended December 31, 2024, as well as certain events occurring subsequent to quarter end.

•

Net loss of ($0.69) and Normalized Funds from Operations (“NFFO”) of $0.18 for the 2024 fourth quarter and net loss of ($4.02) and NFFO of $0.80 for the full-year 2024, all on a per share basis. Fourth quarter 2024 net loss includes approximately $415 million ($0.69 per share) in impairments and fair market value adjustments related to Prospect Medical Group (“Prospect”) and PHP Holdings (“PHP”);

•

Completed a well-oversubscribed private offering of more than $2.5 billion of senior secured notes due in 2032 at a blended coupon rate of 7.885%, the proceeds from which will repay all debt maturities until October 2026 and result in expected combined cash and line of credit availability of $1.4 billion;

•

Simultaneous to the senior secured notes offering, the Company amended its line of credit to share collateral with the new senior secured notes and received universal affirmation of the long-standing banking group’s approximate $1.5 billion commitment with a fully extended (at MPT’s option) maturity in June 2027;

•	Commenced rent during the fourth quarter on a $50 million building improvement project in Idaho Falls, Idaho;

•	Sold two post-acute properties and agreed to sell an additional general acute facility during January for combined proceeds of approximately $45 million; and

•	Declared a regular quarterly dividend of $0.08 per share in February.

Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer, said, “We delivered on exactly what we said we would do in 2024 by using proceeds from transactions to accelerate repayment of debt maturities. Our global real estate portfolio remains attractive to sophisticated investors, as evidenced by our recent five-and-a-half times oversubscribed secured notes transaction. We improved the operator diversification of our portfolio and effectively addressed all debt maturities through 2026, positioning MPT to pursue a range of shareholder value initiatives in 2025.”

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, operating results, and reconciliations of net (loss) income to NFFO, including per share amounts, all on a basis comparable to 2023 results.

PORTFOLIO UPDATE

Medical Properties Trust has total assets of approximately $14.3 billion, including $8.6 billion of general acute facilities, $2.4 billion of behavioral health facilities and $1.6 billion of post-acute facilities. As of December 31, 2024, MPT’s portfolio included 396 properties and approximately 39,000 licensed beds leased to or mortgaged by 53 hospital operating companies across the United States as well as in the United Kingdom, Switzerland, Germany, Spain, Finland, Colombia, Italy and Portugal.

Hospitals around Europe are benefiting from strong reimbursement trends, growing occupancy, and higher acuity levels. In the United Kingdom, private medical insurance utilization has reached an all-time high – enabling operators such as Circle Health to deliver strong financial performance driven by volume growth as increasingly complex cases are being addressed in the private sector.

In the United States, hospital fundamentals continue to broadly improve across the general acute segment as increasing admissions and growing surgical volumes are driving improved coverage. In the behavioral and post-acute segments, operators are reporting consistent growth in inpatient admissions as well as improvements in contract labor costs.

Following the first full quarter of operations since transitioning 15 hospitals to new operators in September, MPT is encouraged by performance trends being reported across this portfolio as well as by a fifth tenant who leased two additional facilities in November. Across this footprint, our tenants have reported improving volumes, increasing patient satisfaction, and stabilization of staffing and supplies.

In January, Prospect Medical Group commenced an in-court restructuring process under Chapter 11 of the U.S. Bankruptcy Code. In February, MPT entered into a Term Sheet providing for a settlement that will enable Prospect to sell its hospitals and the related real estate with MPT’s cooperation. This settlement is subject to Bankruptcy Court approval.

OPERATING RESULTS

Net loss for the fourth quarter and year ended December 31, 2024 was ($413 million) (($0.69) per share) and ($2.4 billion) (($4.02) per share), respectively, compared to net loss of ($664 million) (($1.11) per share) and net loss of ($556 million) (($0.93) per share) in the year earlier periods. Net loss for the quarter ended December 31, 2024 included, among other non-recurring items, approximately $415 million of impairments and fair market value adjustments related to Prospect and PHP.

NFFO for the fourth quarter and year ended December 31, 2024 was $108 million ($0.18 per share) and $483 million ($0.80 per share), respectively, compared to $218 million ($0.36 per share) and $951 million ($1.59 per share) in the year earlier periods.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for February 27, 2025 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter and year ended December 31, 2024. The dial-in numbers for the conference call are 877-883-0383 (U.S.) and 412-902-6506 (International) along with passcode 9974897. The conference call will also be available via webcast in the Investor Relations section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion. The telephone replay will be available through March 13, 2025, using dial-in numbers 877-344-7529 (U.S.), 855-669-9658 (Canada) and 412-317-0088 (International) along with passcode 1210933. The webcast replay will be available for one year following the call’s completion on the Investor Relations section of the Company’s website.

The Company’s supplemental information package for the current period will also be available on the Company’s website in the Investor Relations section.

The Company uses, and intends to continue to use, the Investor Relations page of its website, which can be found at www.medicalpropertiestrust.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investor Relations page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 396 facilities and approximately 39,000 licensed beds in nine countries and across three continents as of December 31, 2024. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, asset sales and other liquidity transactions (including the use of proceeds thereof), expected re-tenanting of facilities and any related regulatory approvals, and expected outcomes from Prospect’s Chapter 11 restructuring process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the outcome and terms of the bankruptcy restructuring of Prospect will not be consistent with those anticipated by the Company; (ii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (v) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (viii) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; and (ix) the risks and uncertainties of litigation or other regulatory proceedings.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-Ks and our Form 10-Qs, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)

	December 31, 2024	December 31, 2023
Assets	(Unaudited)	(A)
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$11,259,842	$13,237,187
Investment in financing leases	1,057,770	1,231,630
Real estate held for sale	34,019	—
Mortgage loans	119,912	309,315

Gross investment in real estate assets	12,471,543	14,778,132
Accumulated depreciation and amortization	(1,422,948)	(1,407,971)

Net investment in real estate assets	11,048,595	13,370,161
Cash and cash equivalents	332,335	250,016
Interest and rent receivables	36,327	45,059
Straight-line rent receivables	700,783	635,987
Investments in unconsolidated real estate joint ventures	1,156,397	1,474,455
Investments in unconsolidated operating entities	439,578	1,778,640
Other loans	109,175	292,615
Other assets	471,404	457,911

Total Assets	$14,294,594	$18,304,844

Liabilities and Equity
Liabilities
Debt, net	$8,848,112	$10,064,236
Accounts payable and accrued expenses	454,209	412,178
Deferred revenue	29,445	37,962
Obligations to tenants and other lease liabilities	129,045	156,603

Total Liabilities	9,460,811	10,670,979
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding - 600,403 shares at December 31, 2024 and 598,991 shares at December 31, 2023	600	599
Additional paid-in capital	8,584,917	8,560,309
Retained deficit	(3,658,516)	(971,809)
Accumulated other comprehensive (loss) income	(94,272)	42,501

Total Medical Properties Trust, Inc. Stockholders’ Equity	4,832,729	7,631,600
Non-controlling interests	1,054	2,265

Total Equity	4,833,783	7,633,865

Total Liabilities and Equity	$14,294,594	$18,304,844

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues
Rent billed	$166,965	$78,421	$719,749	$803,375
Straight-line rent	43,695	(166,769)	163,414	(127,894)
Income from financing leases	9,819	19,412	63,651	127,141
Interest and other income	11,365	(53,447)	48,733	69,177

Total revenues	231,844	(122,383)	995,547	871,799
Expenses
Interest	101,466	102,338	417,824	411,171
Real estate depreciation and amortization	64,956	77,295	447,657	603,360
Property-related (A)	9,780	3,298	27,255	41,567
General and administrative	28,489	30,150	133,789	145,588

Total expenses	204,691	213,081	1,026,525	1,201,686
Other (expense) income
Gain (loss) on sale of real estate	3,497	(2,024)	478,693	(1,815)
Real estate and other impairment charges, net	(386,973)	(283,619)	(1,825,402)	(376,907)
Earnings (loss) from equity interests	2,923	(20,873)	(366,642)	13,967
Debt refinancing and unutilized financing (costs) benefit	(615)	239	(4,292)	285
Other (including fair value adjustments on securities)	(48,744)	(17,861)	(615,565)	7,586

Total other expense	(429,912)	(324,138)	(2,333,208)	(356,884)

Loss before income tax	(402,759)	(659,602)	(2,364,186)	(686,771)
Income tax (expense) benefit	(9,563)	(3,982)	(44,101)	130,679

Net loss	(412,322)	(663,584)	(2,408,287)	(556,092)
Net income attributable to non-controlling interests	(526)	(359)	(1,984)	(384)

Net loss attributable to MPT common stockholders	$(412,848)	$(663,943)	$(2,410,271)	$(556,476)

Earnings per common share - basic and diluted:
Net loss attributable to MPT common stockholders	$(0.69)	$(1.11)	$(4.02)	$(0.93)

Weighted average shares outstanding - basic	600,402	598,984	600,248	598,518
Weighted average shares outstanding - diluted	600,402	598,984	600,248	598,518
Dividends declared per common share	$0.08	$0.15	$0.46	$0.88

(A)

Includes $3.9 million and $0.7 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended December 31, 2024 and 2023, respectively, and $13.7 million and $29.3 million for the twelve months ended December 31, 2024 and 2023, respectively.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
FFO information:
Net loss attributable to MPT common stockholders	$(412,848)	$(663,943)	$(2,410,271)	$(556,476)
Participating securities’ share in earnings	(139)	(349)	(946)	(1,644)

Net loss, less participating securities’ share in earnings	$(412,987)	$(664,292)	$(2,411,217)	$(558,120)

Depreciation and amortization	79,396	95,648	509,524	676,132
(Gain) loss on sale of real estate	(3,497)	2,024	(478,693)	1,815
Real estate impairment charges	300,987	112,112	980,263	167,966

Funds from operations	$(36,101)	$(454,508)	$(1,400,123)	$287,793

Write-off of billed and unbilled rent and other	(332)	499,335	2,514	649,911
Other impairment charges, net	85,986	171,507	1,255,929	208,941
Litigation and other	4,801	2,899	51,308	15,886
Share-based compensation adjustments	—	(6,571)	—	(9,691)
Non-cash fair value adjustments	52,194	8,405	563,666	(34,157)
Tax rate changes and other	523	(2,797)	5,119	(167,332)
Debt refinancing and unutilized financing costs (benefit)	615	(239)	4,292	(285)

Normalized funds from operations	$107,686	$218,031	$482,705	$951,066

Certain non-cash and related recovery information:
Share-based compensation	$2,321	$10,102	$32,902	$42,941
Debt costs amortization	$5,292	$4,933	$20,061	$20,273
Non-cash rent and interest revenue (A)	$—	$(57,920)	$—	$(239,599)
Cash recoveries of non-cash rent and interest revenue (B)	$542	$2,364	$7,382	$38,451
Straight-line rent revenue from operating and finance leases	$(48,627)	$(63,282)	$(178,022)	$(247,699)
Per diluted share data:
Net loss, less participating securities’ share in earnings	$(0.69)	$(1.11)	$(4.02)	$(0.93)

Depreciation and amortization	0.14	0.16	0.86	1.13
(Gain) loss on sale of real estate	(0.01)	—	(0.80)	—
Real estate impairment charges	0.50	0.19	1.63	0.28

Funds from operations	$(0.06)	$(0.76)	$(2.33)	$0.48

Write-off of billed and unbilled rent and other	—	0.83	—	1.09
Other impairment charges, net	0.14	0.29	2.08	0.35
Litigation and other	0.01	—	0.09	0.03
Share-based compensation adjustments	—	(0.01)	—	(0.02)
Non-cash fair value adjustments	0.09	0.01	0.94	(0.06)
Tax rate changes and other	—	—	0.01	(0.28)
Debt refinancing and unutilized financing costs (benefit)	—	—	0.01	—

Normalized funds from operations	$0.18	$0.36	$0.80	$1.59

Certain non-cash and related recovery information:
Share-based compensation	$—	$0.02	$0.05	$0.07
Debt costs amortization	$0.01	$0.01	$0.03	$0.03
Non-cash rent and interest revenue (A)	$—	$(0.10)	$—	$(0.40)
Cash recoveries of non-cash rent and interest revenue (B)	$—	$—	$0.01	$0.06
Straight-line rent revenue from operating and finance leases	$(0.08)	$(0.11)	$(0.30)	$(0.41)

Notes:

Investors and analysts following the real estate industry utilize funds from operations (“FFO”) as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the “Earnings (loss) from equity interests” line on the consolidated statements of income.

(A)	Includes revenue accrued during the period but not received in cash, such as deferred rent, payment -in-kind (“PIK”) interest or other accruals.

(B)	Includes cash received to satisfy previously accrued non -cash revenue, such as the cash receipt of previously deferred rent or PIK interest.